UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

COLEMAN CABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33337	36-4410887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)

(847) 672-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On September 27, 2011, Coleman Cable, Inc. (the “Company”) is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, pursuant to which the Company may offer debt securities that are unconditionally guaranteed by certain of its domestic subsidiaries, CCI International, Inc., Technology Research Corporation and Patco Electronics, Inc.

As of June 30, 2011, neither Technology Research Corporation nor Patco Electronics, Inc. were guarantors of the Company’s Senior Notes or Revolving Credit Facility. Accordingly, “Note 18 – Supplemental Guarantor Information” of the Company’s historical condensed consolidated financial statements (the “Guarantor Footnote”) contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (the “Form 10-Q”) properly did not include Technology Research Corporation and Patco Electronics, Inc. as guarantor subsidiaries.

In connection with the Company’s filing of the Registration Statement on Form S-3 pursuant to which the Company may offer debt securities that are unconditionally guaranteed by Technology Research Corporation and Patco Electronics, Inc., the Company is filing this Current Report on Form 8-K solely to update the Guarantor Footnote to include Technology Research Corporation and Patco Electronics, Inc., in addition to CCI International, Inc., as guarantor subsidiaries.

The historical condensed consolidated financial statements filed as Exhibit 99.1 to this Current Report on Form 8-K have been updated solely to update the Guarantor Footnote in compliance with generally accepted accounting principles, and is incorporated herein by reference.

This Current Report on Form 8-K is being filed only for the purpose expressly described herein and the Company has not otherwise modified or updated disclosure contained in its Quarterly Report on Form 10-Q or reflected any other events occurring after the filing of the Form 10-Q. This Current Report on Form 8-K should be read in conjunction with the Form 10-Q and the Company’s other filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Condensed Consolidated Financial Statements of the Company for the Quarter ended June 30, 2011.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.

Date: September 27, 2011	By:	/s/ Richard N. Burger
	Name:	Richard N. Burger
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Condensed Consolidated Financial Statements of the Company for the Quarter ended June 30, 2011.